UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 16, 2006
(Date of earliest event reported)
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-4136

Minnesota	41-0948334
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
3515 Lyman Boulevard, Chaska, Minnesota 55318
(Address of principal executive offices, including zip code)
(952) 368-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
1996 Stock Plan, as amended
Amendment No.1 to Non-Qualified Stock option Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Lifecore Biomedical, Inc. 1996 Stock Plan
On November 16, 2006, the Board of Directors of Lifecore Biomedical, Inc. (the “Company”) amended Section 5(k) of the Lifecore Biomedical, Inc. 1996 Stock Plan (the “Stock Plan”). The purpose of the amendment was to revise the provisions of the Stock Plan to reduce the options granted to non-employee directors upon their initial election to the Board from options to purchase 10,000 shares of the Company’s common stock to options to purchase 7,500 shares of the Company’s common stock. In addition, the amendment provides that the number of shares subject to any option granted to a non-employee director upon initial election to the Board, other than an initial election to the Board by the shareholders of the Company at an annual meeting of shareholders, shall be equal to the product of 7,500 times the difference between one and a fraction, the numerator of which is the number of full months between the Company’s last annual meeting of shareholders and such grant date and the denominator of which is 12.
The text of Section 5(k) of the Stock Plan, as amended, is as follows:
     (k) Directors Who Are Not Employees. Each person who (i) is not an employee of the Company, any Parent Corporation or any Subsidiary and (ii) is elected or re-elected as a Director by the Board or the shareholders on or subsequent to November 17, 2005, shall automatically be granted an Option to purchase 7,500 shares of Stock as of the date of such election or re-election, at an option price per share equal to 100% of the Fair Market Value of a share of Stock on the date of such election or re-election; provided that (A) any such person who received an option grant pursuant to this Section 5(k) prior to November 17, 2005 shall not be eligible to receive an additional grant under this section until the third calendar year following the calendar year in which the most recent prior grant under this Section to such person was made, and (B) the number of shares subject to any option granted upon initial election to the Board, other than an initial election to the Board by the shareholders of the Company at an annual meeting of shareholders, shall be equal to the product of 7,500 times the difference between one and a fraction, the numerator of which is the number of full months between the Company’s last annual meeting of shareholders and such grant date and the denominator of which is 12. All such Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that (1) the term of each such Option shall be equal to ten years, which term shall not expire upon the termination of service as a Director and (2) the Option shall become exercisable as to one half of the shares eight months after the date the Option is granted and as to the balance 20 months after the date the Option is granted. Upon termination of such Director’s service as a Director of the Company, any unvested Option held by such Director shall not become exercisable. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted pursuant to this Section 5(k).
A copy of the Stock Plan, as amended through November 16, 2006, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Non-Qualified Stock Option Agreement with Martin Emerson
In June 2006, Martin J. Emerson was granted under Section 5(k) of the Stock Plan an option to purchase 10,000 shares of the Company’s common stock upon his initial election to the Board. In connection with the amendments to the Stock Plan described above, on November 20, 2006, Mr. Emerson executed Amendment No. 1, dated as of November 20, 2006, to the Non-Qualified Stock Option Agreement (for Directors) between the Company and Mr. Emerson, dated as of June 15, 2006 (the “Amendment”). Pursuant to the Amendment, Mr. Emerson agreed to voluntarily forfeit options to purchase 6,250 shares of the Company’s common stock, decreasing his June 2006 option grant to an option to purchase 3,750 shares of the Company’s common stock. The Amendment also amended the vesting schedule for the options, providing that options to purchase 1,875 shares of the Company’s common stock may be exercised on and after January 15, 2007, and options to purchase 1,875 shares of the

Company’s common stock may be exercised on and after January 15, 2008. The effect of the Amendment was to put Mr. Emerson in the same position he would have been in had the amendments to Section 5(k) of the Stock Plan described above been in effect in June 2006.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Lifecore Biomedical, Inc. 1996 Stock Plan, as amended through November 16, 2006.

10.2	Amendment No. 1, dated as of November 20, 2006, to Non-Qualified Stock Option Agreement (for Directors) between Lifecore Biomedical, Inc. and Martin J. Emerson, dated as of June 15, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.
By:	/s/ Dennis J. Allingham
Dennis J. Allingham
President and Chief Executive Officer

Date: November 22, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Lifecore Biomedical, Inc. 1996 Stock Plan, as amended through November 16, 2006.

10.2	Amendment No. 1, dated as of November 20, 2006, to Non-Qualified Stock Option Agreement (for Directors) between Lifecore Biomedical, Inc. and Martin J. Emerson, dated as of June 15, 2006.

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